Lincoln Financial Group 150 N. Radnor-Chester Road Radnor, Pennsylvania 19087

March 27, 2019

STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02111

Attention: Senior Vice President and Senior Managing Counsel

Re:  Lincoln Variable Insurance Products Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series of shares to be known as LVIP BlackRock Global Allocation Fund (including its Cayman trading subsidiary, LVIP BlackRock Global Allocation Fund Cayman Ltd.) (each a “Fund”).

In accordance with Section 20.6.1, the Additional Funds provision, of the Mutual Fund Custody & Services Agreement dated as of June 19, 2018, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Custodian for the new Funds under the terms of the Agreement. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7.1 of the Agreement.

Updated Appendix A attached.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
on behalf of:
LVIP BlackRock Global Allocation Fund

By:	/s/ Jayson R. Bronchetti
Name:	Jayson R. Bronchetti
Title:	President , Duly Authorized

LVIP BLACKROCK GLOBAL ALLOCATION FUND CAYMAN LTD

By:	/s/ Jayson R. Bronchetti
Name:	Jayson R. Bronchetti
Title:	Director , Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date: March 27, 2019

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

(Updated as of March 27, 2019)

Fund of Funds are identified by a double asterisk**

Lincoln Variable Insurance Products Trust

Lincoln iShares® Fixed Income Allocation Fund**

Lincoln iShares® Global Growth Allocation Fund**

Lincoln iShares® U.S Moderate Allocation Fund**

LVIP American Balanced Allocation Fund**

LVIP American Century Select Mid Cap Managed Volatility Fund**

LVIP American Global Balanced Allocation Managed Risk Fund**

LVIP American Global Growth Allocation Managed Risk Fund**

LVIP American Global Growth Fund**

LVIP American Global Small Capitalization Fund**

LVIP American Growth Allocation Fund**

LVIP American Growth Fund**

LVIP American Growth-Income Fund**

LVIP American Income Allocation Fund**

LVIP American International Fund**

LVIP American Preservation Fund**

LVIP Baron Growth Opportunities Fund

LVIP Blackrock Dividend Value Managed Volatility Fund

LVIP BlackRock Global Allocation Fund

LVIP BlackRock Global Allocation V.I. Managed Risk Fund**

LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund**

LVIP BlackRock Global Real Estate Fund (f/k/a LVIP Clarion Global Real Estate Fund)

LVIP BlackRock Inflation Protected Bond Fund

LVIP BlackRock Scientific Allocation Fund

LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund**

LVIP Blended Large Cap Growth Managed Volatility Fund

LVIP Blended Mid Cap Managed Volatility Fund

LVIP ClearBridge Large Cap Managed Volatility Fund**

LVIP ClearBridge QS Select Large Cap Managed Volatility Fund (f/k/a LVIP Blended Core

Equity Managed Volatility Fund)

LVIP Delaware Bond Fund

LVIP Delaware Diversified Floating Rate Fund

LVIP Delaware Social Awareness Fund

LVIP Delaware Special Opportunities Fund

LVIP Delaware Wealth Builder Fund

LVIP Dimensional International Core Equity Fund

LVIP Dimensional International Equity Managed Volatility Fund**

LVIP Dimensional U.S. Core Equity 1 Fund

LVIP Dimensional U.S. Core Equity 2 Fund

LVIP Dimensional U.S. Equity Managed Volatility Fund**

LVIP Dimensional/Vanguard Total Bond Fund**

LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund**

LVIP Franklin Templeton Global Equity Managed Volatility Fund

LVIP Franklin Templeton Multi-Asset Opportunities Fund

LVIP Franklin Templeton Value Managed Volatility Fund**

LVIP Global Aggressive Growth Allocation Managed Risk Fund

LVIP Global Conservative Allocation Managed Risk Fund**

LVIP Global Growth Allocation Managed Risk Fund**

LVIP Global Income Fund

LVIP Global Moderate Allocation Managed Risk Fund**

LVIP Goldman Sachs Income Builder Fund

LVIP Government Money Market Fund

LVIP Invesco Diversified Equity-Income Managed Volatility Fund**

LVIP Invesco Select Equity Income Managed Volatility Fund (f/k/a LVIP Invesco Select Equity

Managed Volatility Fund)

LVIP JPMorgan High Yield Fund

LVIP JPMorgan Retirement Income Fund

LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund

LVIP Loomis Sayles Global Growth Fund

LVIP MFS International Equity Managed Volatility Fund**

LVIP MFS International Growth Fund

LVIP MFS Value Fund

LVIP Mondrian International Fund

LVIP Multi-Manager Global Equity Managed Volatility Fund**

LVIP PIMCO Low Duration Bond Fund

LVIP SSGA Bond Index Fund

LVIP SSGA Conservative Index Allocation Fund**

LVIP SSGA Conservative Structured Allocation Fund**

LVIP SSGA Developed International 150 Fund

LVIP SSGA Emerging Markets 100 Fund

LVIP SSGA Global Tactical Allocation Managed Volatility Fund**

LVIP SSGA Emerging Markets Equity Index Fund

LVIP SSGA International Index Fund

LVIP SSGA International Managed Volatility Fund**

LVIP SSGA Large Cap 100 Fund

LVIP SSGA Large Cap Managed Volatility Fund**

LVIP SSGA Mid-Cap Index Fund

LVIP SSGA Moderate Index Allocation Fund**

LVIP SSGA Moderate Structured Allocation Fund**

LVIP SSGA Moderately Aggressive Index Allocation Fund**

LVIP SSGA Moderately Aggressive Structured Allocation Fund**

LVIP SSGA S&P 500 Index Fund

LVIP SSGA Short-Term Bond Index Fund

LVIP SSGA Small-Cap Index Fund

LVIP SSGA Small-Mid Cap 200 Fund

LVIP SSGA SMID Cap Managed Volatility Fund**

LVIP T. Rowe Price 2010 Fund**

LVIP T. Rowe Price 2020 Fund**

LVIP T. Rowe Price 2030 Fund**

LVIP T. Rowe Price 2040 Fund**

LVIP T. Rowe Price 2050 Fund**

LVIP T. Rowe Price Growth Stock Fund

LVIP T. Rowe Price Structured Mid-Cap Growth Fund

LVIP U.S. Aggressive Growth Allocation Managed Risk Fund

LVIP U.S. Growth Allocation Managed Risk Fund**

LVIP Vanguard Domestic Equity ETF Fund**

LVIP Vanguard International Equity ETF Fund**

LVIP Wellington Capital Growth Fund

LVIP Wellington Mid-Cap Value Fund

LVIP Western Asset Core Bond Fund

LVIP BlackRock Global Allocation Fund Cayman Ltd.